Exhibit 99.6

NOTICE OF WITHDRAWAL

To Withdraw

Shares of Common Stock of Fortive Corporation

Pursuant to the Offer to Exchange

All Shares of Common Stock of

STEVENS HOLDING COMPANY, INC.

which are owned by Fortive Corporation and

will be converted into the right to receive Shares of Common Stock of

ALTRA INDUSTRIAL MOTION CORP.

for

Shares of Common Stock of Fortive Corporation

Pursuant to the Prospectus, dated August 28, 2018

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 8:00 A.M., NEW YORK CITY TIME ON SEPTEMBER 26, 2018, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. SHARES OF FORTIVE COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

The undersigned acknowledges receipt of the prospectus dated August 28, 2018 (the “Prospectus”), in connection with the offer by Fortive Corporation (“Fortive”) to exchange all shares of common stock of Stevens Holding Company, Inc., that are owned by Fortive and will be converted into shares of Altra Industrial Motion Corp. common stock, par value $0.001 per share, for shares of Fortive common stock, par value $0.01 per share (“Fortive common stock”), that are validly tendered and not properly withdrawn prior to the expiration of the exchange offer.

Shares of Fortive common stock validly tendered pursuant to this exchange offer may be withdrawn at any time before 8:00 a.m., New York City time, on the expiration date of the exchange offer and, unless Fortive has previously accepted such shares pursuant to this exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of this exchange offer. Once Fortive accepts Fortive common stock pursuant to this exchange offer, your tender is irrevocable. THIS NOTICE OF WITHDRAWAL IS TO BE USED ONLY TO WITHDRAW TENDERS OF SHARES OF FORTIVE COMMON STOCK PURSUANT TO THE EXCHANGE OFFER. To withdraw a tender, you must timely deliver this Notice of Withdrawal to the exchange offer agent (as defined below) at one of its addresses set forth at the end of this Notice of Withdrawal. See “The Exchange Offer—Terms of this Exchange Offer—Withdrawal Rights” in the Prospectus.

If any of the shares of Fortive common stock were tendered through The Depository Trust Company, please do not use this form; use The Depository Trust Company form of withdrawal instead.

REQUEST FOR WITHDRAWAL

The undersigned has identified below the shares of Fortive common stock that it is withdrawing from the exchange offer:

Number of certificated shares of Fortive common stock to be withdrawn:

Number of book-entry shares to be withdrawn:

REQUEST OF RELEASE FOR SHARES REPRESENTED BY CERTIFICATE(S)

If certificate(s) representing shares of Fortive common stock have been delivered to Computershare Trust Company, N.A. (the “exchange offer agent”), please provide the following information in order for the exchange offer agent to return the relevant certificate(s):

Name(s) of the registered holder(s):

Serial number(s) of the certificate(s) evidencing the shares of Fortive common stock withdrawn:

(if held in book-entry, please indicate “book-entry”)

Address (including Zip Code):

SIGNATURES

This Notice of Withdrawal must be signed below by the registered holder(s) of the shares of Fortive common stock withdrawn as its or their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the letter of transmittal used to tender such shares. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name(s):

Name(s) of the registered holder(s) if different:

Signature(s):

Capacity (full title):

Dated:

If you wish to withdraw any tendered shares of Fortive common stock, you must transmit this Notice of Withdrawal to the exchange offer agent at:

By First Class Mail:	By E-mail Transmission:	By Registered or Overnight Courier:

Computershare Trust Company, N.A. Attn: Corp Actions P.O. Box 43011 Providence RI 02940-3011	For U.S. Eligible Institutions Only: CANOTICEOFGUARANTEE@computershare.com	Computershare Trust Company, N.A. Attn: Corp Actions 250 Royall Street Suite V Canton, MA 02021

For information about the exchange

offer, please contact

D.F. King at (800) 515-4479

Fortive will determine questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal in its sole discretion, and its determination shall be final and binding. Notwithstanding the foregoing, Fortive stockholders may challenge any such determination in a court of competent jurisdiction. None of Fortive, the exchange offer agent, the transfer agent, the information agent or any other person is under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any such notification.

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